                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  SYLVAN INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* No fee required

                      333 MAIN STREET, SAXONBURG, PA 16056
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 6, 1998
                               ------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Sylvan Inc. will be held at The Drake Hotel, 440 Park Avenue, New York, New York, on Wednesday, May 6, 1998, at 11:00 a.m. (local time) for the following purposes:

     1. To elect directors to hold office for the term of one year or until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The board of directors has fixed March 11, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof and only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. If you plan to do so, please mark the box provided on your proxy card. However, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, please complete, date and sign the enclosed proxy and return it promptly. Sending in your proxy will not prevent you from voting in person at the meeting.

                                             By Order of the Board of Directors

                                             FRED Y. BENNITT
                                             Secretary

March 23, 1998

                                PROXY STATEMENT

                 FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                             WEDNESDAY, MAY 6, 1998

                               ------------------

     This proxy statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the board of directors of Sylvan Inc., a Nevada corporation ("Sylvan" or "the Company"), 333 Main Street, Saxonburg, Pennsylvania, for use at the annual meeting ("the Meeting") of shareholders to be held on May 6, 1998 at 11:00 a.m. (local time) at The Drake Hotel, 440 Park Avenue, New York, New York, or any adjournment thereof. It is anticipated that this proxy statement and the accompanying proxy card will be mailed on or about March 30, 1998 to shareholders of record as of the close of business on the March 11, 1998 record date.

                                VOTING BY PROXY

     A proxy in the accompanying form, which is properly executed, duly returned to the board of directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Meeting, the persons named as proxies will vote the shares represented thereby in favor of the proposal set forth in the Notice of Annual Meeting and in accordance with their best judgment on any other matters which may properly come before the Meeting. Each shareholder who has executed a proxy and returned it to the board of directors may revoke the proxy by notice in writing to the secretary of the Company at any time prior to the voting of the proxy. Presence at the Meeting does not itself revoke the proxy.

                             VOTING AT THE MEETING

     The board of directors has fixed the close of business on March 11, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the Meeting. On March 11, 1998, there were 6,454,244 shares of common stock, par value $.001 per share ("common stock"), issued and outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote. A majority of the shares of common stock issued and outstanding and entitled to vote constitutes a quorum. Abstentions and broker nonvotes are counted as present in determining whether the quorum requirement is satisfied. The nominees for election as directors who receive a plurality of the votes cast for each director position at the Meeting by the shares present in person or represented by proxy shall be elected directors. Any other matters submitted to a vote of the shareholders must be approved by the majority of shares present in person or represented by proxy. Abstentions and broker nonvotes will not be included in the vote total in the election of directors and will have no effect on the outcome of the vote. An abstention from voting will have the practical effect of voting against any of any other matters since it is one less vote for approval.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information available to the board of directors as of March 11, 1998 concerning beneficial ownership, direct or indirect, of common stock by owners of more than five percent of the Company's common stock and, with respect to each director and nominee, each of the executive officers named in the Summary Compensation Table and all directors and executive officers as a group. The information in the table concerning beneficial ownership is based upon information furnished to the Company by or on behalf of the persons named in the table.

               NAME AND ADDRESS                   AMOUNT AND NATURE OF         PERCENT OF
     (IF APPLICABLE) OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP(A)     COMMON STOCK(P)
     -----------------------------------        -----------------------     ---------------
Dennis C. Zensen..............................           784,128(b)               12.1%
  Sylvan Inc.
  333 Main Street
  Saxonburg, PA 16056
FMR Corp......................................           619,400(c)                9.6%
  82 Devonshire Street
  Boston, MA 02109
T. Rowe Price Associates, Inc.................           550,000(d)                8.5%
  100 East Pratt Street
  Baltimore, MD 21202
Dimensional Fund Advisors Inc.................           464,476(e)                7.2%
  1299 Ocean Avenue
  Santa Monica, CA 90401
Goldman, Sachs & Co...........................           435,498(f)                6.7%
  85 Broad Street
  New York, NY 10004
The Chase Manhattan Corporation...............           320,650(g)                5.0%
  270 Park Avenue
  New York, NY 10017
William L. Bennett............................            17,902(h)                  *
Monir K. Elzalaki.............................            31,806(i)                  *
Virgil H. Jurgensmeyer........................            25,000(j)                  *
Richard F. Lazzarini, Jr......................           125,917(k)                2.0%
William P. Mooney.............................           108,000(l)                1.7%
Donald T. Pascal..............................            22,000(m)                  *
Michael A. Walton.............................            28,333(n)                  *
All directors and executive officers of
  Sylvan......................................         1,146,068(o)               17.8%
  as a group (9 persons including those named)

---------

* Less than 1%

(a)  Under Regulations of the Securities and Exchange Commission
     ("SEC"), a person who directly or indirectly has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares;
     investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in these footnotes, each person has sole voting and investment power as to all shares listed opposite his name.
(b) The indicated number of shares consists of 512,610 shares directly owned by Mr. and Mrs. Zensen as joint tenants, and 271,518 shares held directly by Mr. Zensen.
(c)  According to a Schedule 13G Amendment dated February 14,
     1998, Fidelity Management & Research Company ("Fidelity"),
     82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 619,400 shares, or 9.6%, of the Company's common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. All of the shares are owned by one investment company--Fidelity

     Low-Priced Stock Fund. Fidelity Low-Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3rd; FMR
     Corp.; through its control of Fidelity, and the Fund each has sole power to dispose of the 619,400 shares owned by the Fund. Neither FMR Corp. nor Edward C. Johnson 3rd, chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' boards of trustees.
     Fidelity carries out the voting of the shares under written guidelines established by the Funds' boards of trustees.
     Members of the Edward C. Johnson 3rd family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately
     49.0% of the voting power of FMR Corp. Mr. Johnson owns
     12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares.
     Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.
(d)  According to a Schedule 13G Amendment dated February 12,
     1998, these securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap
     Value Fund, Inc. (which owns 530,000 shares, representing
     8.2% of the shares outstanding), to which T. Rowe Price
     Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price
     Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(e)  According to a Schedule 13G dated February 9, 1998,
     Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of the indicated shares as of December 31, 1997, all of which shares are held in portfolios of DFA Investment
     Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional
     Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(f)  According to a Schedule 13G dated February 14, 1998, The
     Goldman Sachs Group, L.P. ("GS Group") and Goldman, Sachs &
     Co, ("Goldman Sachs") each disclaims beneficial ownership of the indicated shares beneficially owned by (i) managed accounts and (ii) certain investment limited partnerships, of which a subsidiary of GS Group or Goldman Sachs is the general partner or managing general partner, to the extent partnership interests in such partnerships are held by persons other than GS Group, Goldman Sachs or their affiliates.
(g) A Schedule 13G, dated February 12, 1998, was filed on behalf of both The Chase Manhattan Corporation and The Chase
     Manhattan Bank. According to the Schedule 13G, the beneficial interest reported has been acquired through fiduciary relationships. Beneficial ownership of the shares reported is shared with unaffiliated persons, none of whose beneficial ownership in the shares exceeds five percent of Sylvan's outstanding shares.
(h) Includes 12,000 shares subject to options exercisable within 60 days of the record date as well as 2,000 shares held in Mr. Bennett's 401(k) account and 240 shares held by trusts for the benefit of Mr. Bennett's minor children, with respect to which he disclaims beneficial ownership.
(i) Includes 18,334 shares subject to options exercisable within 60 days of the record date.
(j) Includes 15,000 shares subject to options exercisable within 60 days of the record date.
(k) Includes 8,338 shares subject to options exercisable within 60 days of the record date.
(l) Includes 100,000 shares subject to options exercisable within 60 days of the record date.
(m) Includes 15,000 shares subject to options exercisable within 60 days of the record date.
(n) Represents shares subject to options exercisable within 60 days of the record date.
(o) Includes 197,005 shares subject to options exercisable within 60 days of the record date.
(p) Based on 6,454,244 shares of the Company's common stock issued and outstanding on the record date.

                             ELECTION OF DIRECTORS

     Five directors have been nominated by the board of directors for election at the Meeting.

     The directors will serve until the next annual meeting of shareholders or until each individual's successor is duly elected or appointed and qualified. No family relationship exists between any director, executive officer or person nominated to become a director.

     Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below, all of whom are now directors of Sylvan. In the event that any of the individuals should become unavailable for election for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees, if any, as the board of directors may designate. The following table sets forth certain information regarding the nominees as of March 16, 1998.

                                         PRESENT POSITION           PRINCIPAL OCCUPATION OR        DIRECTOR
           NAME AND AGE                     WITH SYLVAN            EMPLOYMENT, IF DIFFERENT          SINCE
           ------------                     -----------            ------------------------          -----
Dennis C. Zensen (59)               Chairman, President and                                       April 1989
                                    Chief Executive Officer of
                                    Sylvan Inc.
William L. Bennett (48)             Director                    Vice-Chairman and                  July 1994
                                                                Director of HealthPlan
                                                                Services Corporation
Virgil H. Jurgensmeyer (68)         Director                    Chairman of J-M Farms, Inc. and    June 1992
                                                                J-M Foods, Inc.
Richard F. Lazzarini, Jr. (47)      Director, President of                                         July 1990
                                    Quincy Corporation
Donald T. Pascal (38)               Director                    Managing Director of             November 1991
                                                                Victory Ventures LLC

     Dennis C. Zensen was elected chairman of Sylvan's board in July 1990 and has served as a director, president and chief executive officer of Sylvan since April 1989. He was president and chief executive officer of Quincy Corporation, the Company's Florida-based mushroom farm subsidiary, ("Quincy") from 1982 through July 1990. He is chairman of the board's Executive Committee.

     William L. Bennett has served as a director since July 1994 and is vice-chairman and director of HealthPlan Services Corporation, a leading provider of managed health care services. Until March 1995, he served as chairman and chief executive officer of Noel Group, Inc. ("Noel") (a holding company which conducts its principal operations through small-sized and medium-sized operating companies in which it holds controlling or other significant equity interests). Previously, Mr. Bennett served as chairman of the board and chief executive officer of Noel from April 1988 until November 1991 and as co-chairman and chief executive officer of Noel from November 1991 until July 1994. Mr. Bennett is also a director of Allegheny Energy Inc. (an electric utility holding company). Mr. Bennett is chairman of Sylvan's Audit Committee and a member of its Stock Option and Compensation Committee.

     Virgil H. Jurgensmeyer was elected to the board of directors in June 1992. He has served as chairman of the board of J-M Farms, Inc. (a grower and marketer of fresh mushrooms) since April 1989 and as chairman of the board of J-M Foods, Inc. (a producer and marketer of fresh-cut salads) since January 1991. Mr. Jurgensmeyer is part owner and a director of Ohio Valley Mushroom Farm, Inc. (a grower and marketer of fresh mushrooms) and serves as a director of Mid-West Custom Mixing Co. (a mixer of rubber compounds); Miami Industrial Supply and Manufacturing Co. (a manufacturer of mushroom production equipment) and Miken Computer Co. (a retailer of personal computer hardware, software and services). He is also a member of the board of directors of the Department of Agriculture of the State of Oklahoma. He is chairman of Sylvan's Stock Option and Compensation Committee and a member of its Audit Committee and Executive Committee.

     Richard F. Lazzarini, Jr. has served as a director since July 1990. He joined Quincy in February 1988 as general manager and served as an executive vice president and chief operating officer of Quincy from April 1989 until July 1990, when he was elected Quincy's president.

     Donald T. Pascal has served as a director since November 1991. Mr. Pascal is a managing director of Victory Ventures LLC (a venture capital fund). He is a director of Connectivity Technologies Inc. (a manufacturer and distributor of specialty wire and cable products) and served as its chairman between

May 1996 and September 1997. He served as a managing director of Noel and as a vice-president of The Prospect Group between 1986 and 1997 (Prospect is a holding company which conducts its major operations through subsidiaries acquired in management buyout transactions). He is a member of the Executive Committee of Sylvan's board.

     Sylvan's bylaws establish an advance notice procedure with respect to shareholder nomination of candidates for election as directors. In general, notice regarding shareholder nominations for director must be received by the secretary of the Company not less than 30 nor more than 60 days prior to the annual meeting and must contain certain specified information concerning the persons to be nominated and the shareholder submitting the nomination. The presiding officer of the meeting may refuse to acknowledge any director nomination not made in compliance with such advance notice requirements.

                          BOARD AND COMMITTEE MEETINGS

     The board of directors of the Company held five meetings during 1997. The Audit Committee met two times during 1997. The Stock Option and Compensation Committee met four times during 1997. The Executive Committee met once during 1997. All but one of Sylvan's directors attended all of the meetings of the board of directors and committees on which they served during 1997. One director was unable to attend one meeting of the board, but attended all of the other meetings of the board and committees on which he served.

                                   COMMITTEES

     The Executive Committee, Audit Committee and Stock Option and Compensation Committee are the only standing committees of the board. There is no formal nominating committee.

     The Executive Committee, which is comprised of Mr. Zensen, chairman; Mr. Jurgensmeyer and Mr. Pascal, has all of the powers and authority of the board in the management of the business and affairs of the Company between meetings of the full board, except the power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommend to the shareholders a dissolution of the Company or a revocation of a dissolution, or amend the bylaws of the Company.

     The Audit Committee is comprised of Mr. Bennett, chairman; and Mr. Jurgensmeyer. The Committee consults with Sylvan's independent public accountants and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of the Company's annual financial statements, makes recommendations as to the engagement and fees of the independent auditors, and performs such other duties relating to the financial statements of the Company as the board of directors may assign from time to time.

     The Stock Option and Compensation Committee is comprised of Mr. Jurgensmeyer, chairman, and Mr. Bennett. It has all the powers of the board of directors, including the authority to issue stock or other securities of the Company, in respect of any matters relating to the administration of the Company's 1990 Stock Option Plan; the compensation of the Company's chief executive officer, four other most highly compensated executive officers and other persons performing substantial services for the Company; and the approval of transactions between the Company and any substantial shareholder, officer, director or affiliate thereof.

                             DIRECTOR COMPENSATION

     Sylvan paid each nonemployee director an annual retainer of $10,000 and a fee of $1,000 for each board meeting attended and for each committee meeting attended. During 1997, the directors as a group were paid $57,000 on that basis. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

     In addition, under the terms of the 1993 Stock Option Plan for Nonemployee Directors, each nonemployee director is automatically granted nonincentive options to purchase 10,000 shares of common stock on the first business day following the annual meeting which follows the date such individual becomes a Sylvan nonemployee director. In addition, he or she is automatically granted nonincentive options to purchase 1,000 shares of common stock on the first business day following the day of each annual meeting of shareholders. The exercise price per share of the common stock of each option granted is the closing price of the common stock on the date of grant as reported on The Nasdaq Stock Market(sm).

     Directors who are employees of the Company or its subsidiaries are eligible to participate in the Company's 1990 Stock Option Plan. Members of the Stock Option and Compensation Committee are not eligible to participate in the 1990 Stock Option Plan while they are serving on such committee.

                         TRANSACTIONS WITH THE COMPANY

     During 1997, various mushroom business interests of Mr. Jurgensmeyer, a member of the Company's board of directors, purchased spawn and compost supplements at fair value totaling approximately $568,000, purchased mushrooms at fair value totaling approximately $14,000 and sold mushrooms at fair value totaling approximately $111,000 in trading with the Company's subsidiaries.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     Except for the April 1997 late reporting by Mr. Elzalaki of his disposition of 778 shares in February 1996, the Company believes that all filing requirements applicable to its officers and directors were complied with in 1997. In making these disclosures, the Company has relied solely on the written and oral representations of its directors and executive officers and copies of the reports that they filed with the Commission.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement in whole or in part, the following report and the Shareholder Return Performance Graph on page 11 shall not be incorporated by reference into any such filings.

                    STOCK OPTION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Stock Option and Compensation Committee ("the Committee") administers the 1990 Stock Option Plan and exercises responsibility with respect to the compensation of the Company's chief executive officer, four other most highly compensated executive officers and other persons performing substantial services for the Company.

COMPENSATION STRUCTURE AND ADMINISTRATION

     The executive compensation program is composed of salary, cash bonuses and stock options utilized through an integrated and managed approach. In administering the program during 1997, the Committee sought to:

     - Support a pay-for-performance policy that differentiated compensation based on corporate, business unit and individual performance;

     - Motivate senior officers to achieve strategic business initiatives and reward them for their accomplishments; and

     - Align the interests of the Company's key employees with the long-term interests of shareholders through award opportunities that resulted in ownership of the Company's common stock.

     The Committee utilized several measures of corporate and individual performance in applying the following process for establishing compensation for the individuals whose compensation determination is the Committee's responsibility.

     Base Salaries: The Committee reviewed the covered officers' base salaries, paying particular attention to prevailing levels of compensation for qualified executives, the responsibilities of each individual's position and the contributions to the Company which each officer made and is expected to make in the future.

     Cash Bonuses: Cash bonuses were based substantially, but not exclusively, upon an executive officer's performance as measured against the Company's progress in globally expanding its businesses and aggressively introducing new products and services to its customers.

     Stock Options: Stock option grants carry an exercise price equal to the fair market price of the Company's common stock on the date of the grant and typically do not fully vest until three years following the date of the grant. Awards were based on the attainment of operating goals as well as progress toward specific long-term quality, profitability and growth goals.

     Measurement Meetings: Measurements of a covered officer's progress toward the achievement of the goal components of the total compensation package were made by the Committee in the course of four meetings with the chief executive officer. During the first meeting, performance goals for each individual were established and, during the remaining meetings, performance evaluations were reviewed and updated.

CORPORATE PERFORMANCE GOALS

     The measurement of corporate performance for 1997 was based on the continued development of the Company's strong global franchise, long-term shareholder value, annual revenue growth, return on shareholders' equity (ROE) and earnings per share (EPS). The annual award for the chief executive officer and the chief financial officer was based on an equal weighting of these factors as they related to overall corporate performance. The annual award for the other three most highly compensated executive officers of the Company is also based on an equal weighting of these factors except that the revenue growth and ROE were calculated on the performance of the operating division for which each individual is responsible. In all cases, performance was measured over the four quarters preceding the granting of the awards.

PERFORMANCE RESULTS

     With respect to overall corporate performance, ROE was satisfactory during the measurement period that ended at the end of the third quarter of 1997, as was EPS. In addition, overall corporate revenue growth met expectations. With respect to the three operating divisions, each exhibited positive performance in spite of a difficult strategic and competitive environment.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The Committee granted Mr. Zensen a performance bonus of $175,000 (35% of base salary) in 1997. The Committee considered that the chief executive officer's performance toward developing the Company's global franchise, along with achieving corporate performance goals and the strategic objectives of succession planning and diversification initiatives, exceeded requirements. Mr. Zensen's base salary was last adjusted in April 1996.

COMPENSATION FOR OTHER EXECUTIVE OFFICERS

     The Committee granted base salary increases during the year to Messrs. Lazzarini and Walton to reflect increases in job responsibility. In addition, bonuses were granted in 1997 to Messrs. Mooney, Elzalaki, Walton and Lazzarini. Mr. Mooney's bonus was based on his contribution toward the achievement of the corporate performance goals. The bonuses for Messrs. Elzalaki, Walton and Lazzarini were based on their division's performance. Also contributing to the size of the awards was Mr. Zensen's evaluation of each officer's functional responsibility performance, including the quality of strategic plans, organization and management development and special project or idea leadership.

     Consistent with the Committee's philosophy of aligning the interests of its managers with shareholders, options for 117,000 shares of the Company's common stock were granted by the Committee to thirty-two employees during 1997, of which 10,000 shares, or about 9%, were granted to Mr. Lazzarini. None of the remaining grantees were executive officers. The grants, made at their prevailing market values, were based on an evaluation of each grantee's ability to influence the Company's long-term growth and profitability. The Committee established the number of options granted to each recipient with input from Mr. Zensen and from operating managers.

CONSIDERATION OF INTERNAL REVENUE CODE SECTION 162(M)

     The Committee intends to monitor the impact of Section 162(m) of the Internal Revenue Code in making its compensation decisions. Although it provides for certain exceptions, this law generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers.

                                      /s/ VIRGIL H. JURGENSMEYER, Committee
                                      Chairman
                                      /s/ WILLIAM L. BENNETT

                    STOCK OPTION AND COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     As stated above, the Stock Option and Compensation Committee was composed of Messrs. Jurgensmeyer and Bennett, neither of whom is an executive officer of the Company. During 1997, no executive officer of the Company served on a compensation committee (or other board committee performing equivalent functions) or board of directors of any entity related to any member of the Company's board of directors.

                   MANAGEMENT COMPENSATION AND BENEFIT PLANS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation received by the chief executive officer and the four other most highly compensated executive officers of the Company and its subsidiaries for 1997, 1996 and 1995.

     The Company has not granted any restricted stock awards or made any long-term incentive plan pay-outs.

                                           ANNUAL
                                        COMPENSATION                                 LONG-TERM COMPENSATION
                                     -------------------                       ----------------------------------
                                                                 OTHER         NUMBER OF SHARES
                                                                ANNUAL         UNDERLYING STOCK      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS       COMPENSATION      OPTIONS GRANTED    COMPENSATION(K)
---------------------------   ----    ------     -----       ------------      ---------------    ---------------
Dennis C. Zensen              1997   $500,000   $175,000       $ 37,662(a)              --            $54,085
  President and               1996    481,000    175,000        383,172(b)              --             74,598
  Chief Executive Officer     1995    425,000    120,000        310,154(c)              --             23,593
William P. Mooney             1997    220,008     50,000          6,904(a)              --              9,833
  Chief Financial Officer     1996    192,508     50,000        133,660(d)              --              8,733
                              1995    187,500     40,000         68,196(e)          25,000              6,303
Richard F. Lazzarini, Jr.     1997    196,667     40,000        117,823(f)          10,000              9,454
  President                   1996    190,000     80,000(h)      105,740(g)             --              8,464
  Quincy Corporation          1995    187,500         --        136,318(h)          10,000              7,691
Monir K. Elzalaki             1997    220,000     50,000         92,533(i)              --              9,093
  President                   1996    192,500     50,000         57,429(j)          10,000              7,105
  Sylvan America, Inc.        1995    175,000     40,000          3,867(a)          10,000              6,459
Michael A. Walton             1997    174,783     32,730             --                 --              9,832
  Manager                     1996    146,334     33,320             --             20,000              8,780
  European Operations         1995     96,738     15,794             --                 --              5,804

---------

(a) Reflects reimbursement for income taxes incurred as a result of contributions made by the Company on behalf of such officers to its Nonqualified Target Benefit Annuity Purchase Program.

(b) Consists of Mr. Zensen's recognition of the $331,225 difference between the exercise and market prices of stock option plan shares which were exercised in 1993, but which vested and were acquired by him during the year and $51,947 reimbursement for income taxes incurred as a result of contributions made on his behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(c) Consists of Mr. Zensen's recognition of the $293,725 difference between the exercise and market prices of stock option plan shares which were exercised in 1993, but which vested and were acquired by him during the year and $16,429 reimbursement for income taxes incurred as a result of contributions made on his behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(d) Reflects Mr. Mooney's recognition of the $127,500 difference between the exercise and market prices of stock options which he exercised during the year and $6,160 reimbursement for income taxes incurred as a result of contributions made on his behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(e) Reflects Mr. Mooney's recognition of the $63,750 difference between the exercise and market prices of stock options which he exercised during the year and $4,446 reimbursement for income taxes incurred as a result of contributions made on his behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(f) Reflects Mr. Lazzarini's recognition of the $110,816 difference between the exercise and market prices of stock options which he exercised during the year and $7,007 reimbursement for income taxes incurred as a result of contributions made on his behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(g) Reflects Mr. Lazzarini's recognition of the $100,080 difference between the exercise and market prices of stock options which he exercised during the year and $5,660 reimbursement for income taxes incurred as a result of contributions made on his behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(h) Reflects Mr. Lazzarini's recognition of the $131,259 difference between the exercise and market prices of stock options which he exercised during the year and $5,068 reimbursement for income taxes incurred as a result of contributions made on his behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(i) Reflects Mr. Elzalaki's recognition of the $87,089 difference between the exercise and market prices of stock options which he exercised during the year and $5,444 reimbursement for income taxes incurred as a result of contributions made on his behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(j) Reflects Mr. Elzalaki's recognition of the $53,175 difference between the exercise and market prices of stock options which he exercised during the year and $4,254 reimbursement for income taxes incurred as a result of contributions made on his behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(k) Reflects income imputed to each individual as a result of contributions made by the Company to its Nonqualified Target Benefit Annuity Purchase Program or, in Mr. Walton's case, to the Company's U.K. subsidiaries' contributory pension benefit plan, in which Mr. Walton is a participant.

OPTION GRANTS IN THE YEAR ENDED DECEMBER 28, 1997

     The following table sets forth as to the persons named in the Summary Compensation Table information with respect to the Sylvan stock options granted during the Company's last fiscal year, including the potential realizable value from the stock options assuming they are exercised at the end of the option term and assuming 5% and 10% annual rates of stock price appreciation during the option term.

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                              NUMBER OF      % OF TOTAL                                 ANNUAL RATES OF STOCK
                                SHARES         OPTIONS                                  PRICE APPRECIATION FOR
                              UNDERLYING     GRANTED TO       EXERCISE                      OPTION TERM(C)
                               OPTIONS      EMPLOYEES IN        PRICE      EXPIRATION   ----------------------
            NAME               GRANTED     FISCAL YEAR(B)     PER SHARE       DATE         5%          10%
            ----               -------     --------------     ---------       ----         --          ---
Dennis C. Zensen                    --            --               --             --          --           --
William P. Mooney                   --            --               --             --          --           --
Richard F. Lazzarini, Jr.       10,000(a)        8.3%          $12.88       01-11-08     $80,970      205,194
Monir K. Elzalaki                   --            --               --             --          --           --
Michael A. Walton                   --            --               --             --          --           --

---------

(a) The options granted to employees become exercisable over a three-year period in increments of one-third of the total per year beginning with the first anniversary of the date of the grant. The options granted to nonemployee directors become exercisable six months after the date of the grant.

(b) The Company granted options representing 117,000 shares to employees and 3,000 shares to its nonemployee directors.

(c) Based on the closing sales price of the Company's common stock as reported on The Nasdaq Stock Market(sm) on the date immediately prior to the date of the grant. The actual value realized may be greater than or less than the potential realizable value set forth in the table.

AGGREGATED OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 28, 1997

     The following table sets forth as to the persons named in the Summary Compensation Table, information with respect to (i) the stock options exercised during the Company's last fiscal year, (ii) the net value of any shares received or cash realized upon such exercise, (iii) the number of shares covered by unexercised stock options held at December 28, 1997 and (iv) the value of such stock options at December 28, 1997.

                                                      NO. OF SHARES UNDERLYING        VALUE OF UNEXERCISED
                           NO. OF                        UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                           SHARES                            AT 12/28/97                 AT 12/28/97(B)
                          ACQUIRED        VALUE      ---------------------------   ---------------------------
         NAME            ON EXERCISE   REALIZED(A)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   -----------   -----------   -------------   -----------   -------------
D. C. Zensen                   --             --           --             --               --            --
W. P. Mooney                   --             --       91,667          8,333          218,715        12,500
R. F. Lazzarini, Jr.       28,329        110,816        8,338          3,333           17,301         6,666
M. K. Elzalaki             19,366         87,089       18,334         10,000           34,793        24,600
M. A. Walton                   --             --       21,667         13,333           57,292         8,333

---------
(a) Market value on the date of exercise less the option price.

(b) The fair market value of the common stock at December 28, 1997 was $13.00 per share.

QUALIFIED RETIREMENT BENEFIT PLAN

     Sylvan has a defined benefit pension plan covering eligible salaried employees of its Sylvan America, Inc. and Sylvan Foods, Inc. subsidiaries, and former salaried employees of its Moonlight Mushrooms, Inc. subsidiary ("Pension Plan"). The Pension Plan is funded solely by employer contributions, but the Company ceased accruing benefits for the Pension Plan as of January 3, 1993. Annual pension benefits under the Pension Plan are determined by multiplying 1.25% times the employee's average salary as reported on such employee's Form W-2, or equivalent, over the five highest earnings years of service prior to January 3, 1993, times the employee's number of years of service prior to January 3, 1993. Pension benefits are not subject to deductions for Social Security benefits. Mr. Elzalaki is the only person named in the Summary Compensation Table who participated in the Pension Plan. Mr. Elzalaki has two years of credited service as of January 3, 1993 and an accrued benefit of approximately $324 per month at age 65.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on the Company's common stock for the years 1993 through 1997 against the total return of Standard and Poor's 500 Stock Index (the "S&P") and the Russell 2000 Small Stock Index (the "Russell"). The Company utilizes the Russell because it has not been able to construct a peer group which exhibits Sylvan's product and geographical components. The graph assumes a $100 investment on December 31, 1992 in the Company's common stock, the S&P stocks and the Russell stocks, and the cumulative total return assumes the reinvestment of dividends, if any.

               Measurement Period
             (Fiscal Year Covered)                  Sylvan Inc.         S&P 500         Russell 2000
12/31/92                                                    100.00            100.00            100.00
12/31/93                                                     89.47            110.08            117.00
12/31/94                                                    113.81            111.53            113.28
12/31/95                                                    125.00            153.45            142.97
12/31/96                                                    136.84            188.68            164.07
12/31/97                                                    147.37            251.63            197.74

                PROXY SOLICITATION AND EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged employees of the Company may, without additional compensation therefor, solicit proxies on behalf of the Company by personal interviews, telephone, telegraph or other means, as appropriate. The Company has retained ChaseMellon Shareholder Services L.L.C. to solicit proxies from the shareholders at a fee of $5,000 plus out-of-pocket expenses. The Company will, upon request, reimburse brokers and others who are only record holders of the Company's common stock for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors engaged Arthur Andersen LLP, independent public accountants, to audit the books and records of the Company for the current year and for the year ended December 28, 1997. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. They will also be available to respond to appropriate questions.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     Sylvan's bylaws require shareholders who wish to make proposals or nominate directors at an annual meeting to give written notice to the secretary of Sylvan not less than 30 days nor more than 60 days prior to the meeting or, if Sylvan gives less than 40 days notice of the date of the meeting, then not less than the tenth day after the notice of the date of the meeting was given. Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1999, must be received by the Company at 333 Main Street, P. O. Box 249, Saxonburg, PA 16056-0249 on or before November 30, 1998 to be included in the proxy statement and form of proxy relating to that meeting.

                           ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is available to shareholders on request and may be obtained by writing to: Sylvan Inc., 333 Main Street, P. O. Box 249, Saxonburg, PA 16056-0249.

                                             By Order of the Board of Directors

                                             FRED Y. BENNITT
                                             Secretary

March 23, 1998

                                  SYLVAN INC.
                                     PROXY
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

                      THE DRAKE HOTEL, NEW YORK, NEW YORK
               WEDNESDAY, MAY 6, 1998, 11:00 A.M. (NEW YORK TIME)

The undersigned shareholder of Sylvan Inc. (the "Corporation") does hereby appoint Dennis C. Zensen, William P. Mooney and Fred Y. Bennitt, or a majority of them who are present at the meeting, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Corporation, to be held May 6, 1998 (the "Annual Meeting"), and at all adjournments thereof, all the shares of Common Stock of the Corporation which the undersigned may be entitled to vote on the matter set out on the reverse side of this card as described in the Proxy Statement and, at their discretion, on any other business which may properly come before the Annual Meeting.

The shares represented by this Proxy will be voted as directed by the shareholder. If no direction is given, such shares will be voted "FOR" the election of each named individual as Director.


                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)


                              FOLD AND DETACH HERE

                                                             Please mark
                                                             your votes as  [X]
                                                             indicated in
                                                             this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

Election of the following five Directors:

   FOR all Nominees                      Withhold
  listed to the right                    Authority
(except as marked to the          to vote for all nominees
       contrary)                     listed to the right

         [  ]                              [  ]

Dennis C. Zensen, Virgil H. Jurgensmeyer, William L. Bennett, Richard F. Lazzarini, Jr., Donald T. Pascal

A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for good cause will not serve.

(To withhold authority to vote for one or more nominees, print such nominee's or nominees' name(s) on the line below.)


-------------------------------------------------------------------------------

I PLAN TO ATTEND THE
  ANNUAL MEETING.     [  ]


Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing. If a corporation, please sign in full corporate name, by a duly authorized officer. If shares are held jointly, each shareholder named should sign.

Date____________________________, 1998

______________________________________
Signature

______________________________________
Signature

The signer hereby revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, both dated March 23, 1998, and hereby ratifies all that the said proxies may do by virtue hereof.


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE